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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                OnIX SYSTEMS INC.

                                  * * * * * * *


         FIRST:  The name of the corporation is:

                                OnIX SYSTEMS INC.

         SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is Fifty Million (50,000,000), and the par value of each of such shares is one cent ($.01), amounting in the aggregate to Five Hundred Thousand dollars ($500,000) of capital stock.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

         NAME                                       MAILING ADDRESS

         Tammy Viera                                81 Wyman Street
                                                    Waltham, Massachusetts 02254

         SIXTH:  The corporation is to have perpetual existence.

         SEVENTH: The private property of the stockholders shall not be subject to the payment of the corporation debts to any extent whatever.

         EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in the furtherance and not in limitation of the powers conferred upon the corporation by statute:

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              (a) The by-laws of the corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the directors or by the stockholders at the time having voting power, as may be prescribed in the by-laws. Directors need not be stockholders of the corporation, and the election of directors need not be by ballot.

              (b) The Board of Directors shall have the power and authority:

                   (1) to make, alter or repeal by-laws of the corporation,
              subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

                   (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

                   (3) subject to any provision of the by-laws, to determine
              whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

         NINTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

         TENTH: The corporation shall indemnify each director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the maximum extent permitted by law (a) against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him






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in connection with the defense or settlement of any action or suit by or in the right of the corporation, or otherwise; and no provision of this Article Eleventh is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

         The Board of Directors of the corporation may, in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Eleventh.

         ELEVENTH: To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the corporation's Certificate of Incorporation or by-laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The limitation on liability provided by this Article applies to events occurring at the time a person serves as a director of the corporation whether or not such person is a director at the time of any proceeding in which liability is asserted.

         TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 18th day of August, 1997.



                                                     /s/ Tammy Viera
                                                     ---------------------------
                                                     Tammy Viera





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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                                OnIX SYSTEMS INC.


         I, the undersigned, being the sole incorporator of OnIX Systems Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DO HEREBY CERTIFY:

FIRST: That the first paragraph of Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

                         The name of the Corporation is:

                                ONIX Systems Inc.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this Twentieth day of August, 1997.

                                              /s/ Tammy J. Viera
                                              ---------------------------------
                                              Tammy J. Viera, Sole Incorporator



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ONIX SYSTEMS INC.

                                    * * * * *

        ONIX Systems Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows, pursuant to Section 242 of the General Corporation Law of the State of Delaware:

        FIRST: That Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to effect a reverse stock split and that such amendment is hereby effected by deleting said Article in its entirety and inserting the following in substitution therefor:

        "FOURTH: The total number of shares of Common Stock which the corporation shall have authority to issue is fifty million (50,000,000), and the par value of each of such shares is one cent ($.01), amounting in the aggregate to five hundred thousand dollars ($500,000) of Common Stock. Each share of Common Stock, $.01 par value per share, issued as of the close of business on the date that this Certificate of Amendment to the corporation's Certificate of Incorporation becomes effective shall automatically be converted into two-thirds (2/3rds) of a validly issued, fully paid and nonassessable share of Common Stock, $.01 par value. Upon this amendment becoming effective, each certificate representing shares of Common Stock, $.01 par value, immediately prior to the effectiveness of this Certificate of Amendment, shall represent two-thirds (2/3rds) of a share of Common Stock, $.01 par value, from and after the effectiveness of this Certificate of Amendment. Each stockholder who would otherwise be entitled to receive a fractional share will be paid cash in lieu of such fractional share in the sum of such stockholder's fractional interest multiplied by $14.25."

        SECOND: That the Board of Directors of the Corporation, in a written action in lieu of a meeting dated January 29, 1998, duly adopted the following resolution:

        RESOLVED:      That the Directors of the Corporation recommend that the
                       stockholders of the Corporation approve an amendment to the Corporation's Certificate of Incorporation declaring a reverse stock split of two shares for every three shares (2:3) of the Common Stock of the Corporation; said split to be accomplished by issuing to the holders of record of the Common Stock of the Corporation two shares of Common Stock for every three shares of


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                       Common Stock held by such holders as of the date the
                       Certificate of Amendment to the Corporation's Certificate of Incorporation is filed with the office of the Delaware Secretary of State.

        THIRD: That the amendment to the Corporation's Certificate of Incorporation was duly adopted by the affirmative vote of the stockholders of the Corporation holding in excess of 50% of the shares of Common Stock, $.01 par value per share, entitled to vote thereon in accordance with the provisions of
Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

        FOURTH: That in accordance with Section 228 of the General Corporation Law of the State of Delaware, written notice of such amendment shall be promptly given to each stockholder of the Corporation who has not consented to such amendment.

        FIFTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective immediately upon filing.

        IN WITNESS WHEREOF, ONIX Systems Inc. has caused this Certificate of Amendment to be signed by Melissa F. Riordan, its Treasurer, and attested by Sandra L. Lambert, its Secretary, this 29th day of January, 1998.

                                         ONIX SYSTEMS INC.


                                         By: /s/ Melissa F. Riordan
                                            -----------------------------
                                             Melissa F. Riordan
                                             Treasurer

ATTEST:

By: /s/ Sandra L. Lambert
   --------------------------
   Sandra L. Lambert
   Secretary



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